                                                                   EXHIBIT 21.1

                                   SUBSIDIARIES

                EuroMed Europe B.V.             The Netherlands
                Galenica Belgium N.V.           Belgium
                Galenica B.V.                   The Netherlands
                Confedera B.V.                  The Netherlands